                                                                     Exhibit 1.1

                               Pricing Agreement
                               -----------------



Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

CS First Boston Corporation
Park Avenue Plaza
New York, New York  10055

Piper Jaffray Inc.
222 South Ninth Street
Minneapolis, Minnesota  55402

                                                           July 14, 1994

Dear Sirs:

     SUPERVALU INC., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 30, 1992 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety (other than clause (ii) of Section 7(d) and paragraph (iv)(D) of Annex II), and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement; provided, however, that all references to "Wetterau Incorporated" and "Wetterau" in Sections 2(k) and 7(c)(iii) of the Underwriting Agreement shall be deemed to be references to SUPERVALU Holdings, Inc. and "Prospectus" shall be deemed to refer to the Prospectus in the form first filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on or after the date hereof. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the

Representatives referred to in such Section 12 are set forth at the end of
Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the

Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                       Very truly yours,

                                       SUPERVALU INC.



                                       By _______________________________
                                          Name:
                                          Title:


Accepted as of the date hereof:

GOLDMAN, SACHS & CO.



_________________________________
    (Goldman, Sachs & Co.)


CS FIRST BOSTON CORPORATION



By ______________________________
   Name:
   Title:


PIPER JAFFRAY INC.



By ______________________________
   Name:
   Title:

                                   SCHEDULE I


                                                     Principal Amount
                                                        of Notes
         Underwriter                                 to be Purchased
         -----------                                 ---------------

Goldman, Sachs & Co.................................   $ 60,000,000

CS First Boston Corporation.........................   $ 60,000,000

Piper Jaffray Inc...................................   $ 30,000,000

  Total.............................................   $150,000,000
                                                       ============

                                  SCHEDULE II


                         TERMS OF DESIGNATED SECURITIES


                         7.25% NOTES DUE JULY 15, 1999


TITLE OF DESIGNATED SECURITIES:

     7.25% Notes due July 15, 1999 (the "Notes")

AGGREGATE PRINCIPAL AMOUNT:

     $150,000,000

PRICE TO PUBLIC:

     99.57% of the principal amount of the Notes, plus accrued interest from July 15, 1994

PURCHASE PRICE BY UNDERWRITERS:

     98.945% of the principal amount of the Notes, plus accrued interest from July 15, 1994

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Immediately available funds

INDENTURE:

     Indenture, dated as of July 1, 1987, as supplemented by the First Supplemental Indenture, dated as of August 1, 1990, and the Second Supplemental Indenture, dated as of October 1, 1992, between the Company and Bankers Trust Company, as Trustee

MATURITY:

     July 15, 1999

INTEREST RATE AND INTEREST PERIOD:

     7.25% from July 15, 1994, or from the most recent Interest Payment Date to which interest has been paid or provided

 INTEREST PAYMENT DATES:

     January 15 and July 15, commencing January 15, 1995

REGULAR RECORD DATES:

     The close of business on the January 1 or July 1 immediately preceding the next Interest Payment Date

DENOMINATIONS AND FORM:

     $1,000 and integral multiples thereof, issuable only in fully registered form and represented by one or more Global Notes registered in the name of a nominee of The Depository Trust Company, as Depositary

REDEMPTION PROVISIONS:

     No provisions for redemption

SINKING FUND PROVISIONS:

     No sinking fund provisions

TIME OF DELIVERY:

     9:00 A.M., Minneapolis time, on July 21, 1994

CLOSING LOCATION:

     The offices of Dorsey & Whitney, 220 South Sixth Street, Minneapolis, Minnesota 55402


                      NAMES AND ADDRESSES OF UNDERWRITERS


     Goldman, Sachs & Co.*
     Credit Department
     85 Broad Street
     New York, NY  10004
     Attn:  Credit Control
     Telephone:  (212) 902-3711
     Facsimile:  (212) 357-8680

- - --------------------
 *   Representatives of the Underwriters.

     CS First Boston Corporation
     55 East 52nd Street
     Park Avenue Plaza
     New York, New York  10055
     Attn:  Joseph D. Fashano
     Telephone:  (212) 909-2107
     Facsimile:  (212)  318-0532

     Piper Jaffray Inc.
     222 South Ninth Street
     Minneapolis, Minnesota  55402
     Attn:  Paul D. Grangaard
     Telephone:  (612) 342-6326
     Facsimile:  (612) 342-6979


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